As filed with the Securities and Exchange Commission on September 30,1999
                                  File No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 --------------

                             IFS INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

            Delaware                                    13-3393646
   (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                 Identification Number)

                           Rensselaer Technology Park
                                 300 Jordan Road
                              Troy, New York 12180
                                 (518) 283-7900
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                     DAVID L. HODGE, Chief Executive Officer
                           Rensselaer Technology Park
                                 300 Jordan Road
                              Troy, New York 12180
                                 (518) 283-7900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                  ------------
                                   Copies to:
                           MICHAEL D. DIGIOVANNA, ESQ.
                           PARKER DURYEE ROSOFF & HAFT
                                529 Fifth Avenue
                          New York, New York 10017-4608
                                 (212) 599-0500


Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

- ------------- -------------- ----------------- ------------------ --------------


  Title of
Each Class of                 Proposed Maximum    Proposed Maximum   Amount of
Securities to    Amount to     Offering Price   Aggregate Offering Registration
be Registered  be Registered    Per Share(1)        Price(1)            Fee
- ------------- -------------- ----------------- ------------------ --------------
common stock,
par value
$.001 per share  1,583,716          $2.12          $3,357,478         $934.00

Total Registration Fee                                                $934.00
- ------------- -------------- ----------------- ------------------ --------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the low bid and high asked prices of the common stock on The Nasdaq SmallCap Market on September 27, 1999.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS


                                1,583,716 SHARES

                             IFS INTERNATIONAL, INC.

                                  common stock

                                 --------------


     Stockholders of IFS International, Inc., named under the caption "Selling Stockholders" may offer and sell up to 1,583,716 shares of our common stock.

     Investing in our common stock is risky. See "Risk Factors" on page 5.

     Our common stock is traded on the Nasdaq  SmallCap  Market under the symbol
"IFSH". The closing bid price of our common stock on September 27, 1999 was $2.09.



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this Prospectus is September 30, 1999

                                TABLE OF CONTENTS

                                                                           Page

WHERE YOU CAN FIND MORE INFORMATION...........................................2
INTRODUCTION..................................................................3
RISK FACTORS..................................................................5
FORWARD-LOOKING STATEMENTS....................................................8
USE OF PROCEEDS...............................................................9
SELLING STOCKHOLDERS..........................................................9
PLAN OF DISTRIBUTION.........................................................11
DESCRIPTION OF SECURITIES....................................................13
LEGAL MATTERS................................................................14
EXPERTS......................................................................14

                       WHERE YOU CAN FIND MORE INFORMATION

IFS has filed a registration statement on Form S-3 with the Securities and Exchange Commission in connection with this offering. In addition, the IFS files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents filed by IFS at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. IFS' Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's Internet site at "http//www.sec.gov." In addition, reports, proxy statements and other information concerning IFS may be inspected at the offices of the Nasdaq SmallCap Market, 1735 K Street, N.W., Washington, D.C. 20549, on which the common stock is quoted.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of IFS, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Later information filed with the Securities and Exchange Commission will update and supersede this information.

IFS incorporates by reference the documents listed below and any future filing made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

               Annual Report on Form 10-KSB for fiscal year 1999.
        Quarterly Report on Form 10-QSB for quarter ended July 31, 1999.


You may request a copy of these filings, at no cost, by contacting the Company at:

                             IFS International, Inc.
                           Rensselaer Technology Park
                                 300 Jordan Road
                              Troy, New York 12180
                             Attn.: Carmen Pascuito
                              Tel. No. 518-283-7900

                                  INTRODUCTION


General

We are a Delaware corporation, engaged in the business of developing, marketing and supporting software products for electronic funds transfer and retail banking markets. These markets are served through our two wholly-owned subsidiaries, IFS International, Inc., a New York corporation and Network Controls International, Inc., a North Carolina corporation.

Our IFS subsidiary derives revenues principally from the licensing of its family of software products.

Our IFS' subsidiary's family of software products, marketed under the name TPII, serves as a UNIX-based manager for electronic funds transfer systems. An electronic funds transfer system of a bank or other financial institution permits the processing of transactions involving credit cards and debit cards e.g., ATM cards. TPII software products are compatible with a significant portion of the industry standard computer platforms, are designed to operate with computers utilizing the UNIX operating system, are written in C programming language and incorporate Oracle relational database technology and object oriented design concepts. TPII software is offered in separate modules which perform different functions.

The TPII software products are typically installed at the financial institution's main processing facility. TPII software products have been primarily installed in electronic funds transfer systems of banks and other financial institutions located in emerging countries and former Eastern Bloc nations.

TPII software is also capable of managing electronic funds transfer systems that involve the "loading" of value on smart cards. A smart card is a plastic card with an electronic chip that acts as a small computer which can enable the holder to "load" a fixed amount of purchasing power or cash equivalent on the card as authorized. Our IFS subsidiary has developed software for Visa International Service Association. Since the first calendar quarter of 1997, our IFS subsidiary completed, on behalf of Visa, several pilot programs and subsequently entered into several license and maintenance agreements for these sites.

Our NCI subsidiary provides bank teller/platform and networking solutions to large financial institutions and major suppliers of branch automation equipment. NCI is currently developing a new product line, NCI Business Centre (TM). NCI Business Centre (TM) will be a server-centric and enterprise-wide retail banking solution which will automate delivery channels, such as teller, platform, internet banking, call center and kiosks. NCI Business Centre (TM) will use Windows NT, browsers and TCP/IP protocol technologies for delivery of functionality over Intranet and Internet networks. NCI is headquartered in Charlotte, North Carolina and has overseas subsidiaries and branch offices marketing its products and services internationally.

We provide our customers with maintenance services for its software products for a separate fee. The Company also offers other support services, such as additional training of customer personnel, project management and consulting, for additional consideration.

We were incorporated in Delaware in September 1986 under the name Wellsway Ventures, Inc. ("WWV"). WWV subsequently changed its name to IFS International, Inc. The Company's principal offices are located at Rensselaer Technology Park, 300 Jordan Road, Troy, New York 12180 and its telephone number is (518) 283-7900.

                               RECENT DEVELOPMENTS

On July 6, 1999 we issued $1,075,000 principal amount of our convertible promissory notes (the "Notes"). The Notes are due in July 2001 and accrue interest at 10% per year. Interest does not accrue for the first three months and does not accrue for a given month if the weighted average stock price for the previous month was at or above $3 per share. In connection with the issuance of the Notes, we issued warrants to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $3.07 per share subject to dilution. The proceeds of the notes and warrant issuance, after placement fees, were $965,000.

After review and discussion, the Company determined on August 31, 1999 to award 1,051,716 shares of its common stock to Per Olof Ezelius, one of our directors of the Company and president of our NCI subsidiary. The shares are issuable as additional contingent consideration pursuant to the terms of the plan and merger agreement dated January 30, 1998.The resale of these shares are covered by this prospectus. Mr. Ezelius may receive additional contingent shares in future years based on the financial performance of NCI through fiscal year 2001 pursuant to the plan and merger agreement.

                                  RISK FACTORS

Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this Prospectus.

We have incurred operating losses and may incur these losses in the future.

We incurred a net loss of $703,907 and had a net income of $40,153 for our fiscal year ended April 30, 1999 and our quarter ended July 31, 1999, respectively. As of July 31, 1999, we had an accumulated deficit of $4,543,688. There can be no assurance as to our future profitability.

We are dependent on revenues from foreign sources and are subject to the risks of doing business abroad.

We derived approximately 57% and 96% of total revenues for the quarters ended July 31, 1998 and 1999, respectively, from the licensing of TPII software products to customers outside the United States, primarily banks and other financial institutions located primarily in emerging countries and former Eastern Bloc nations. Foreign revenues generally are subject to certain risks, including collection of accounts receivable, compliance with foreign regulatory requirements, variability of foreign economic conditions and changing restrictions imposed by United States export laws. To date, all foreign customers have paid us in United States currency, but if future customers pay in foreign currencies, we would be subject to fluctuations in exchange rates. There can be no assurance that we will be able to continue to manage the risks related to selling our services in foreign markets.

We are dependent on the electronic funds transfer and the bank automation markets.

Our IFS subsidiary derives its revenues from sales for the electronic funds market. Therefore, we are susceptible to adverse events in that market. For example, a decrease in the number of electronic funds transfer transactions by the general public or in spending by financial institutions for software for electronic funds transfer and bank automation and related services could result in a smaller overall market for electronic funds transfer software. These factors, as well as others negatively affecting the electronic funds transfer market, could have a material adverse effect on our financial condition and results of operations.

We may have a possible need for additional financing and may not be able to raise any required funds.

We believe that anticipated cash flow from operations, the proceeds from the recent private placement financing and the $600,000 line of credit available to us will be sufficient to finance our working capital requirements for the foreseeable future. The Company's estimate is based upon its ability to obtain revenues from licensing agreements through our IFS subsidiary as currently projected. The Company may need additional financing if these revenues are not received. Moreover, a portion of TPII software contracts are not paid until acceptance by the customer. As a result, we are required to fund a portion of the costs of these installations from available capital. Any substantial increase in the number of installations or delay in payment could create a need for additional financing. In these events, there can be no assurance that additional financing will be available on terms acceptable to us or at all.

Our growth is dependent on expanding our customer base.

We receive additional revenues from existing customers as a result of providing ongoing maintenance services in support of licensed software. We may also receive additional revenues for enhancements of the software products. We generally will not receive significant license revenues in a subsequent period from these customers. Although we usually generate significant repeat business from our customers, we will still be required to continually attract new customers in order to increase revenues in the future. As a result, we will incur higher marketing expenses generally associated with attracting new customers as compared to marketing expenses associated with attracting additional business from existing customers. Moreover, our inability to generate additional business upon completion of existing contracts would also have a material adverse effect on our financial condition and results of operations.

We have had fluctuations in quarterly revenues and operating results.

Quarterly revenues and operating results have fluctuated and will fluctuate as a result of a variety of factors. Our IFS subsidiary may experience long delays (i.e., between three to twelve months) before a customer executes a software licensing agreement. These delays are primarily due to extended periods of software evaluation, contract review and the selection of the computer system. In addition, following execution of the agreement, the preparation of functional specifications, customization and installation of software products and the training by our subsidiary of the financial institution's personnel in the use of the software products take an average of six to twelve months. Accordingly, our revenues may fluctuate dramatically from one quarter to another, making quarterly comparisons extremely difficult and not necessarily indicative of any trend or pattern for the year as a whole. Additional factors effecting quarterly results include the timing of revenue recognition of advance payments of license fees, the timing of the hiring or loss of personnel, capital expenditures, operating expenses and other costs relating to the expansion of operations, general economic conditions and acceptance and use of electronic funds transfer.

We must attract and retain key and technical personnel.

Our success depends on the retention of our principal executives including David Hodge, Frank Pascuito John Singleton, and Per Olof Ezelius, its President and CEO, Executive Vice President, Chairman, and President and CEO of NCI, a subsidiary of IFS, respectively. Most of our key executives have employment or consulting agreements with us. We believe that our future success also depends on its ability to attract and retain highly-skilled technical, managerial and marketing personnel, including, in particular, additional personnel in the areas of research and development, technical support and project management. Competition for personnel is intense. There can be no assurance that we will be successful in attracting and retaining the personnel we require.

We may not be able to compete against our competitors, many of whom have greater resources.

The development and marketing of software for financial institutions is highly competitive. Many of our competitors have greater financial resources than we do. In addition, many of the larger financial institutions have developed their own systems internally. However, we believe our current products will continue to be competitive based on cost and technology. TPII software products face strong competition from proprietary (legacy) and UNIX-based software. In the smart card market, other financial institutions and companies including certain institutions and companies which have greater resources than us, have developed and are developing their own smart card technology. We are unable to predict which technology, if any, will become the industry standard.

NCI has limited direct competition with most of its legacy products as we are unaware of any equivalent products offered by competitors. There are several competitors for NCI's other products. The NCI Business Centre (TM) product competes with major branch automation solution providers.

We may be adversely effected by technological change.

The market for software in general is characterized by rapid changes in computer and software technology and is highly competitive with respect to the need for timely product innovation and new product introductions. If, for example, the UNIX operating system were no longer a significant operating system, we would be adversely affected we could not adapt TPII software products to whatever operating system becomes dominant. We believe that our future success, of which there can be no assurance, depends upon its success in enhancing the performance of its current TPII software products, such as the ability for TPII to handle higher volumes of card transactions and the adaptation of its software products to smart card technology, and developing new software products that address the increasingly complex needs of customers.

We are dependent on our proprietary technology.

We rely on a combination of trade secret and copyright laws, non-disclosure and other contractual and technical measures to protect our proprietary rights in our software products. There can be no assurance that these provisions will be adequate to protect such proprietary rights. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Although we believe that our intellectual property rights do not infringe upon the proprietary rights of third parties, there can be no assurance that third parties will not assert infringement claims against us.

Our market price may be effected by the issuance of shares pursuant to warrants, options, and other rights.

As of this date, including our Public Warrants there were options and warrants outstanding to purchase an aggregate of 5,968,489 shares of common stock, including debentures and other rights to acquire shares of our common stock with exercise prices ranging from $.66 to $6.50 per share. This does not include the obligation to issue shares of our common stock pursuant to convertible promissory notes to four investors as part of a private placement transaction which occurred in July 1999. IFS issued the convertible promissory notes in the amount of $1,075,000 which are convertible into 657,447 shares of common stock, subject to adjustment based on current market prices. In addition, we may be obligated to issue a substantial number of shares based on the financial performance of NCI through fiscal year 2001 as shares pursuant to an existing merger agreement. The issuance of all these shares could have an adverse impact upon the market price of our common stock.

                           FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus and in the information incorporated by reference contains forward-looking statements within the meaning of the federal securities laws. These statements include, among others, the following:

o    Those pertaining to the implementation of our growth strategy;

o    Our projected capital expenditures; and

o The impact of Year 2000 on our information and other systems and those of our vendors, customers and other third parties.

These statements may be found in this prospectus and in the information incorporated by reference under "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of our Securities and Exchange Commission File". Forward-looking statements typically are identified by use of terms such as "may," "will," "expect," "anticipate," "estimate," and similar words, although some forward-looking statements are expressed differently. You should be aware that our actual results could differ materially from those contained in forward-looking statements due to a number of factors including:

o    general economic conditions;

o    competitive market influences;

o the development of the capacity to accommodate additional and larger contracts;

o establishing the ability of TPII software products to process transactions for larger electronic funds transfer systems; o continued acceptance of our software products by a significant number of new customers; o our continued relationship with computer manufacturers; and o acceptance of NCI Business Centre (TM) by a significant number of new customers.

You should also consider carefully the statements under "Risk Factors" and other sections of this prospectus, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares hereby. Any proceeds received upon exercise of warrants will be utilized as working capital.

                              SELLING STOCKHOLDERS

Of the shares offered hereby by the selling stockholders, 1,083,716 shares are presently issued and outstanding and the balance, or 500,000 shares, may be issued pursuant to warrants. One of the selling stockholders, Per Olof Ezelius, has acquired his shares pursuant to a plan and merger agreement. Mr. Ezelius is one of our directors and also the president and chief executive officer of NCI, a subsidiary of IFS. Pollet Law has acquired 32,000 shares of our common stock as payment for professional services rendered. MDB Capital has acquired 300,000 warrants as partial consideration for investment banking services. Continental Capital and Equity Corporation has acquired 200,000 warrants as partial consideration for investment relations services. The shares subject to these warrants are included in this registration statement.

The following table contains information concerning the beneficial ownership of our common stock by the selling stockholders as adjusted for sales by each selling stockholder.


                                            Before the Offering                         After the Offering

- ---------------------------------------------- --------------- -------------- ------------- -------------- --------------
                 Identity of                       Shares       Percent of                     Shares       Percent of
            Stockholder or Group                Beneficially      Shares      Shares        Beneficially      Shares
                                                   Owned        Outstanding   Offered           Owned       Outstanding
- ---------------------------------------------- --------------- -------------- ------------- -------------- --------------
Pollet Law                                         32,000           1%        32,000            None            -0-
- ---------------------------------------------- --------------- -------------- ------------- -------------- --------------
Continental Capital & Equity Corporation          200,000           7%        200,000           None            -0-
- ---------------------------------------------- --------------- -------------- ------------- -------------- --------------
MDB Capital                                       300,000           10%       300,000           None            -0-
- ---------------------------------------------- --------------- -------------- ------------- -------------- --------------
Per Olof Ezelius                                 1,093,103          28%       1,051,716        41,387           1%
- ---------------------------------------------- --------------- -------------- ------------- -------------- --------------

The above assumes all of the shares being offered will be sold. Because the selling stockholders may sell all, some or none of the shares that it holds, the actual number of shares that will be sold by the selling stockholders upon or prior to termination of this offering may vary. The selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares since the date on which they provided the information regarding their common stock in transactions exempt from the registration requirements of the Securities Act. Additional information concerning the selling stockholders may be set forth from time to time in prospectus supplements to this prospectus.

 The above does not include 20,616 shares of common stock which are not exercisable within 60 days of the date of this registration statement. Mr. Ezelius may receive additional contingent shares in future years based on the financial performance of NCI through fiscal year 2001 pursuant to the plan and merger agreement.

                              PLAN OF DISTRIBUTION

Sale of the shares may be made from time to time by the selling stockholders, or subject to applicable law, by pledgees, donees, distributees, transferees or other successors in interest. These sales may be made:

o    on the over-the-counter market

o    on foreign securities exchange

o    in privately negotiated transactions or otherwise

o    in a combination of transactions at prices and terms then prevailing

o    at prices related to the then current market price

o    at privately negotiated prices

In addition, any shares covered by this prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 promulgated thereunder may be sold under such provisions rather than pursuant to this Prospectus. Without limiting the generality of the foregoing, the shares may be sold in one or more of the following types of transactions.

13



o A block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;

o    an exchange distribution in accordance with the rules of such exchange;

o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

o face to face transactions between sellers and purchasers without a broker dealer. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the resales.

In connection with such transactions, broker-dealers may engage in short sales of the shares registered hereunder in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares short and deliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker dealers which require the delivery to the broker-dealer of the shares registered hereunder, which the broker-dealer may resell pursuant to this prospectus. The selling stockholders may also pledge the shares registered hereunder to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders in amounts to be negotiated in connection with the sale. These brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

Information as to whether underwriters who may be selected by the selling stockholders, or any other broker-dealer, is acting as principal or agent for the selling stockholders, the compensation to be received by underwriters who may be selected by the selling stockholders, or any broker-dealer, acting as principal or agent for the selling stockholders and the compensation to be received by other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the Shares may be required to deliver a copy of this prospectus, including a prospectus supplement, if any, to any person who purchasers any of the Shares from or through such dealer or broker.

Each of the selling shareholders has executed an agreement pursuant to which they confirm the method of distribution set forth herein, agree not to sell the shares if the registration statement is not current.

We have advised the selling stockholders that if at any time, they are engaged in a distribution of the shares they are required to comply with Regulation M promulgated under the Exchange Act. The selling shareholders have acknowledged such advice by separate agreement and agree therein to comply with such regulation. In general, Regulation M precludes the selling stockholders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. A "distribution" is defined in the rules as an offering of securities that is distinguished from ordinary trading activities and depends on the "magnitude of the offering and the presence of special selling efforts and selling methods". Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

                            DESCRIPTION OF SECURITIES


The following descriptions of our securities are qualified in all respects by reference to our certificate of incorporation and by-laws. Our Certificate of Incorporation authorizes us to issue up to 50,000,000 shares of common stock, par value $.001 per share, and 25,000,000 shares of preferred stock, par value $.001 per share.

Common Stock

As of the date hereof, there were 2,780,485 shares of our common stock outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferential rights with respect to future outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights and have no rights to convert their common stock into any other securities. All shares of common stock have equal, non-cumulative voting rights, and have no preference, exchange, preemptive or redemption rights.

Preferred Stock

We have authority to issue 25,000,000 shares of preferred stock. Since the preferred stock automatically converted to common stock on April 1, 1999 we have no shares of preferred stock outstanding. Our board of directors may issue the authorized preferred stock in one or more series and to fix the number of shares of each series of preferred stock. The board of directors also has the authority to set the voting powers, designations, preferences and relative, participating, optional or other special rights of each series of preferred stock, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion and voting rights and liquidation preferences. Preferred stock can be issued and its terms set by the board of directors without any further vote or action by our stockholders.

Delaware Law and Certain Charter Provisions

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in a wide range of specified transactions with any interested stockholder. An interested stockholder is defined to include, among others, any person or entity who in the previous three years obtained 15% or more of any class or series of stock entitled to vote in the election of directors. These rules do not apply if the transaction in which the stockholder became an interested stockholder receives prior approval by the Board of Directors or the holders of two-thirds of the outstanding shares of each class or series not owned by the interested stockholder. Our Certificate of Incorporation and By-laws contain certain additional provisions which may have the effect of delaying or preventing a change in control of the Company. Such provisions include blank check preferred stock (the terms of which may be fixed by the Board of Directors without stockholder approval). Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock, other than the preferred stock, with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

Transfer

The  transfer  agent of our  common  stock is  American  Stock  Transfer & Trust
Company.

                                  LEGAL MATTERS

Certain legal matters in connection with the securities offered will be passed upon for the Company by Parker Duryee Rosoff & Haft, New York, New York 10017.


                                     EXPERTS

         Our consolidated financial statements, as of April 30, 1999, and for each of the two years then ended have been incorporated by reference in this document in reliance upon the report of Urbach Kahn & Werlin PC, independent auditors, incorporated by reference in this document, given on the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the Company's estimates of the expenses to be incurred by it in connection with the common stock being offered hereby:


SEC Registration Fee                                    $934.00
Printing expenses                                      3,500.00 *
Legal fees and expenses                                5,000.00 *
Accounting fees and expenses                           1,000.00 *
Miscellaneous expenses                                   500.00 *
                                             =========================
TOTAL                                                $11,062.00
                                             =========================
- ------------
* Estimated


Item 15. Indemnification of Directors and Officers.

         Article NINTH of the Certificate of Incorporation of IFS International, Inc. ("Registrant") provides that no director shall have any personal liability to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to Registrant or its stockholders, (2) acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit. Article TENTH of the Certificate of Incorporation of Registrant provides that Registrant shall indemnify, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, any and all persons whom it shall have power to indemnify under such section.

Item 17. Undertakings.

         The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to Item 15 of Part II of the Registration Statement, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Troy, State of New York, on September 1, 1999.

                                      IFS INTERNATIONAL, INC.

                                      By:    /s/ David L. Hodge
                                        -------------------------
                                                 David L. Hodge
                                     President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank A. Pascuito and David L. Hodge, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


Signature                           Title                              Date
- ------------------------- -------------------------------------- ---------------
                        President and Chief Executive Officer,
/s/ David L. Hodge      Director (Principal Executive Officer)
- ------------------------
David L. Hodge                                                September 22, 1999

/s/ John P. Singleton   Chairman of the Board,
- ------------------------Director                              September 22, 1999
John P. Singleton

/s/ Frank A. Pascuito   Executive Vice President, Director,
- ------------------------Founder
Frank A Pascuito                                              September 22, 1999

/s/ Simon J. Theobald   Executive Vice President, Director
- ------------------------
Simon J. Theobald                                             September 22, 1999

/s/ Carmen A. Pascuito  Secretary and Controller
- ------------------------
Carmen A Pascuito                                             September 22, 1999

/s/ Per Olof Ezelius    Director
- ------------------------
Per Olof Ezelius                                              September 22, 1999

/s/ Arnold Wells        Director
- ------------------------
Arnold Wells                                                  September 22, 1999

/s/ DuWayne Peterson    Director
- ------------------------
DuWayne J. Peterson                                           September 22, 1999

/s/ Rex Welton          Director
- ------------------------
Rex Welton                                                    September 22, 1999

         EXHIBIT INDEX





Exhibit No.                                 Description of Exhibit

3.1  Certificate of Incorporation and amendments thereto of the Company (1)

3.2  By-laws, as amended, of the Company (1)

4.1  Certificate of Designation of the Series A Convertible preferred stock (2)

4.1b Certificate  of Amendment of  Certificate  of  Designation  of the Series A
     Convertible preferred stock (5)

4.3  Form of certificate evidencing Warrants (1)

4.4  Form of certificate evidencing shares of common stock (1)

4.5  Warrant Agreement between the Company and the Underwriter (2)

4.6 Form of Warrant Agreement between the Company and American Stock Transfer and Trust Company, as Warrant agent (1)

4.7 Debenture Investment Agreement, dated July 6, 1989, between the Company and New York State Science and Technology Foundation, and amendments thereto
     (1)

4.8 Loan Agreement, dated January 11, 1989, between the Company and North Greenbush Industrial Development Agency and amendments thereto (1)

4.9 Warrant Agreement, dated November 6, 1998, between the Company and MDB Capital Group LLC. (7)

4.10 Investment Banking Agreement, dated November 6, 1998, between the Company and MDB Capital Group LLC. (7)

4.11 Form of Convertible Promissory Note Agreements, dated July 6, 1999, between the Company and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., Headwaters Capital, and Colbrooke Capital. (7)

4.12 Form of Warrant Agreements, dated July 6, 1999, between the Company and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., Headwaters Capital, and Colbrooke Capital. (7)

4.13 Registration Rights Agreement,  dated July 2, 1999, between the Company and
     Gilston  Corporation,   Ltd.,   Manchester  Asset  Management,   Ltd.,  and
     Headwaters Capital. (7)

4.14 Note And Warrant Purchase Agreement, dated July 2, 1999, between the Company and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., and Headwaters Capital. (7)

4.15 Market Access Program Marketing Agreement, dated as of April 29, 1999, between the Company and Continental Capital & Equity Corporation. (7)

5.1  ** Opinion of Parker Duryee Rosoff & Haft A Professional Corporation

10.1 * 1998 Stock Plan (5)

10.2 * 1996 Stock Option Plan (1)

10.3 * 1988 Stock Option Plan (1)

10.4 Lease Agreement, dated October 1, 1986 between the Company and Rensselaer Polytechnic Institute and amendments thereto (the "Lease Agreement") (1)

10.5 Addendum A to the Lease Agreement, dated January 7, 1997. (1)

10.6 Digital Prime Contracting Agreement, dated June 6, 1994, between the Company and Digital Equipment International BV (1)

10.7 Software Development and License Agreement, dated July 8, 1996, between the Company and Visa International Service Association (1)

10.8 * Employment Agreement, dated as of May 12, 1998 between the Company and David L. Hodge. (6)

10.8b* Amendment to Employment Agreement, dated as of January 22, 1999 between the Company and David L. Hodge. (7)

10.9 * Employment Agreement, dated as of May 12, 1998, between the Company and Frank A. Pascuito. (6)

10.9b* Amendment to Employment Agreement, dated as of January 22, 1999, between the Company and Frank A. Pascuito. (7)

10.10* Employment  Agreement,  dated as of May 12, 1998, between the Company and
     Simon J. Theobald. (2)

10.10b* Amendment to Employment Agreement, dated as of January 22, 1999, between the Company and Simon J. Theobald. (7)

10.11*Extension Agreement,  dated as of May 12, 1998 between the Company and Per
     Olof Ezelius. (6)

10.12Purchase and Sale Agreement, dated as of December 17, 1996, between the Company and Trustco Bank, National Association. (1)

10.13Form of Consulting and Investment Banking Agreement between the Company and the Underwriter. (1)

10.14Promissory Note, dated March 14, 1997,  between the Company and Key Bank of
     New York. (3)

10.15*Consulting agreement,  dated April 9, 1997, between the Company and Jerald
     Tishkoff. (6)

10.16Plan and Merger Agreement, dated as of January 30, 1998, between the Company and NCI Holdings, Inc. (4)

10.17Amended and Restated Note, dated as of April 15, 1999, between the Company and Hudson River Bank and Trust Company. (7)

10.18Amended and Restated Note, dated as of April 15, 1999, between the Company and Hudson River Bank and Trust Company. (7)

10.19Note And Mortgage  Consolidation,  Modification,  Spreader,  Extension  And
     Security Agreement, dated as of April 15, 1999, between the Company, the Town of North Greenbush Industrial Development Agency and New York Business Development Corporation. (7)

10.20Note And Mortgage  Consolidation,  Modification,  Spreader,  Extension  And
     Security Agreement, dated as of April 15, 1999, between the Company, the Town of North Greenbush Industrial Development Agency and New York Business Development Corporation. (7)

10.21Mortgage And Security  Agreement,  dated as of April 15, 1999,  between the
     Company, the Town of North Greenbush Industrial Development Agency and New York Business Development Corporation. (7)

10.22Mortgage  Note,  dated as of April 15,  1999,  between  the Company and New
     York Business Development Corporation. (7)

10.23Amended And Restated Mortgage Note, dated as of April 15, 1999, between the Company New York Business Development Corporation. (7)

10.24General  Security  Agreement,  dated  as of April  15,  1999,  between  the
     Company and Hudson River Bank and Trust Company. (7)

21.1 Subsidiaries of the Company (1)

23.1 Consent of Urbach Kahn & Werlin P.C.

23.2 ** Consent of Parker Duryee Rosoff & Haft (included in Exhibit 5.1)

27   Financial Data Schedule

         *        Management contract or compensatory plan or arrangement.
         **       To be filed by amendment.

     1 Denotes document filed as an exhibit to the Company's Registration Statement on Form SB-2 (File No. 333-11653) and incorporated herein by reference.

     2    Denotes document filed as an exhibit to the Company's Quarterly Report
          on  Form  10-  QSB  for  the  quarter   ended  January  31,  1997  and
          incorporated herein by reference.

     3 Denotes document filed as an exhibit to the Company's Current Report, dated March 14, 1997 and incorporated herein by reference.

     4 Denotes document filed as an exhibit to the Company's Current Report, dated January 30, 1998 and incorporated herein by reference.

     5 Denotes document filed as an exhibit to the Company's Proxy Statement, dated February 1, 1999 and incorporated herein by reference.

     6 Denotes document filed as an exhibit to the Company's Annual Report, dated April 30, 1998 and incorporated herein by reference.

     7 Denotes documents filed as an exhibit to the Company's annual report on Form 10-KSB, for the year ended April 30, 1999 and incorporated herein by reference.

- --------------------------------------------------------------------------------














                  IFS INTERNATIONAL, INC.

                  1,538,716 Shares

                  common stock







                  -------------

                  PROSPECTUS
                  -------------



                  September 30, 1999
- --------------------------------------------------------------------------------

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.